Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals to Present at the H.C. Wainwright 23rd Annual Global Investment Conference

Vancouver, BC – September 9, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the manufacturing and clinical development of rare cannabinoids, today announced that Eric. A. Adams, President and CEO of InMed will present at the H.C. Wainwright 23rd Annual Global Investment Conference which is being held virtually from September 13-15, 2021.

The on-demand presentation will be available at 1:00 pm ET on September 13, 2021 and can be accessed from the H.C. Wainwright events platform at HCW Events. An archived replay of the presentation will be available on the Company’s website immediately following the conference and will be available for 90 days.

InMed’s management team will also be conducting meetings with institutional investors throughout the conference. To schedule a meeting, please contact your H.C. Wainwright representative or register for the event at HCW Events.

Information on this event will also be posted on InMed’s event page, which can be found at: www.inmedpharma.com/about/events.

About InMed: InMed Pharmaceuticals is a clinical-stage company developing a pipeline of cannabinoid-based pharmaceutical drug candidates, initially focused on the therapeutic benefits of cannabinol (“CBN”), and is developing IntegraSyn™ to produce pharmaceutical-grade cannabinoids. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Edison Group:

Joe Green/Laine Yonker

T: +1.646.653.7030/+1.646.653.7035

E: jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: presenting at H.C. Wainwright 23rd Annual Global Investment Conference; delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs; advancing IntegraSyn™ to commercial scale production; IntegraSyn™ being a commercially viable solution for large-scale, pharmaceutical-grade GMP production of rare cannabinoids; and developing a pipeline of cannabinoid-based pharmaceutical drug candidates. All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.